Exhibit 99.1

Keypath Education International, Inc. ARBN: 649 711 026 ASX code: KED www.keypathedu.com

ASX ANNOUNCEMENT – SEPTEMBER 11, 2024

MERGER EFFECTIVE TIME

Keypath Education International, Inc. (Keypath or the Company) (ASX: KED) today confirms that the Certificate of Merger has been filed with the Secretary of State of the State of Delaware and the merger of Karpos Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of Karpos Intermediate, LLC (Parent), each affiliates of Sterling Partners, with and into the Company (Merger) has become effective, and accordingly, the Company has become a wholly-owned subsidiary of Parent in accordance with the terms of the Agreement and Plan of Merger dated May 23, 2024 (Merger Agreement).

Upon the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (including each share of common stock underlying the Company’s CDIs but other than any Excluded Shares (as such term is defined in the Merger Agreement)) has been converted into the right to receive $0.87 Australian Dollars in cash, without interest, less any applicable withholding taxes (Transaction Consideration), whereupon all such shares were automatically canceled upon the conversion thereof and ceased to exist, and the holders of such shares ceased to have any rights with respect thereto other than the right to receive the Transaction Consideration.

We note that the suspension from trading of the Company’s CDIs is still in effect. As the Merger is now effective, Keypath will apply to ASX that it be removed from the official list of the ASX with effect from the close of trading today. Keypath expects that payment of the Transaction Consideration will be made on or around September 18, 2024.

We also advise in accordance with ASX Listing Rule 3.16.1 that the following members of the Board have now resigned as directors: Diana Eilert, Melanie Laing, Robert Bazzani and Susan Wolford.

This release has been authorised by Eric Israel, General Counsel and Company Secretary.

Further Information

Investor Contact

Malcolm McNab
Director of Investor Relations
malcolm.mcnab@keypathedu.com.au
+61 3 9081 8945

About Keypath

Founded in 2014, Keypath is a global, market-leading edtech company in the online program management (OPM) market. In collaboration with its university partners, Keypath delivers career-relevant, technology-enabled online higher education programs with the goal of preparing students for the future of work. The suite of services Keypath provides to its university partners includes designing, developing, launching, marketing, and managing online programs. Keypath also undertakes market research and provides student recruitment, support and placement services. The services Keypath provides are underpinned by KeypathEDGE, its integrated technology and data platform. Keypath has approximately 700 employees with operations in Australia, the United States, Canada, the UK, Malaysia and Singapore.

Forward Looking Statements

This announcement contains forward-looking statements. Forward-looking statements may include statements regarding Keypath’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Keypath’s expectations with respect to the financial and operating position or performance of its business, its capital position and future growth. Forward-looking statements are based on assumptions and contingencies that are subject to change without notice and are not guarantees of future performance. They involve known and unknown risks, uncertainties and other important factors, many of which are beyond the control of Keypath, its directors and management and which may cause actual outcomes to differ materially from those expressed or implied in this announcement, including the factors described in the Company’s filings with the SEC, including, but not limited to, the factors discussed under the heading “Risk Factors” in such filings. Forward-looking statements should be read in conjunction with, and are qualified by reference to, information in this announcement or previously released by Keypath to ASX and the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which are provided for illustrative purposes only and are not necessarily a guide to future performance. No representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, and to the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements is disclaimed, and except as required by law or regulation (including the ASX Listing Rules and SEC rules), Keypath undertakes no obligation to update any forward-looking statements. Keypath also notes that past performance may not be a reliable indicator of future performance.

Restriction on Purchases of CDIs by U.S. Persons

Keypath is incorporated in the U.S. State of Delaware and none of its securities have been registered under the U.S. Securities Act of 1933 or the laws of any state or other jurisdiction in the United States. Trading of Keypath’s CHESS Depositary Interests (CDIs) on the Australian Securities Exchange (ASX) is not subject to the registration requirements of the U.S. Securities Act in reliance on Regulation S under the U.S. Securities Act and a related ‘no action’ letter issued by the U.S. Securities and Exchange Commission to the ASX in 2000. As a result, the CDIs are “restricted securities” (as defined in Rule 144 under the U.S. Securities Act) and may not be sold or otherwise transferred except in transactions exempt from, or not subject to, the registration requirements of the U.S. Securities Act. For instance, U.S. persons who are qualified institutional buyers (QIBs, as defined in Rule 144A under the U.S. Securities Act) may purchase CDIs in reliance on the exemption from registration provided by Rule 144A. To enforce the transfer restrictions, the CDIs bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to U.S. persons excluding QIBs. In addition, hedging transactions with regard to the CDIs may only be conducted in compliance with the U.S. Securities Act.